INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [X] Preliminary information statement
                      [ ] Definitive information statement

        For use of the Commission only (as permitted by Rule 14c-5(d)(2))

                            GLOBAL PATH INCORPORATED
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                  Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable.
(2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.
(4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.



                            GLOBAL PATH INCORPORATED
        55 Bloor Street West PO Box 19587 * Toronto, Ontario, Canada M5S 1L7
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                                 May ____, 2003



Dear Stockholder:

         This Information Statement is being provided to inform you that the holders of a majority of the outstanding Common Stock of Global Path Incorporated, a Delaware corporation (the "Company"), have delivered to the Company written consent to the following actions:

1. Authorizing a change of the corporate name from Global Path Incorporated to Swiss Medica, Inc. See "Amendment to the Certificate of Incorporation to Change Name of Company."

         The actions taken by the holders of a majority of the outstanding Common Stock will become effective twenty-one (21) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the above actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,


/s/Robert J. Kubbernus

Robert J. Kubbernus, President & CEO




                              INFORMATION STATEMENT
                                       OF
                            GLOBAL PATH INCORPORATED

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of Global Path Incorporated, a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Common Stock ("Majority Holders") have authorized, by written consent dated May 15, 2003, a change of the corporate name of the Company to Swiss Medica, Inc.

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
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                         AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the written consent, the name of the Company will be changed from "Global Path Incorporated" to "Swiss Medica, Inc." The name change will become effective 21 days after the date of this Information Statement and upon the proper filing of Certificate of Amendment to the Certificate of Incorporation without any further action by the stockholders.

         The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to adopt a name to reflect the present business of the Company that is different from the Company's present business purpose.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED BY WRITTEN REQUEST FROM ROBERT J. KUBBERNUS, PRESIDENT, GLOBAL PATH INCORPORATED, 55 BLOOR STREET WEST, P.O. BOX 19587, TORONTO, ONTARIO CANADA M4W 3T99.

         Because of the change of corporate name, the holders of Company Common Stock are not required to exchange their Company Certificates for new certificate(s). Dividends and other distributions declared after the effective date of the name change will be paid to the holder of any Company Certificate with respect to the shares of Common Stock, which are represented thereby and such holder will be entitled to exercise any right as a holder of Common Stock.